Exhibit 99.1

For Immediate Release

LCNB CORP. ANNOUNCES CLOSING OF $25 MILLION
UNDERWRITTEN PUBLIC OFFERING OF COMMON STOCK,
INCLUDING EXERCISE OF UNDERWRITER’S OVER-ALLOTMENT OPTION

LEBANON, Ohio (November 5, 2013) — LCNB Corp. (NASDAQ-Capital Market:LCNB) ( “LCNB”), the holding company for LCNB National Bank, today announced the closing of its previously announced underwritten public offering of common stock. LCNB raised $28.7 million in gross proceeds by issuing 1,642,857 shares of its common stock, which includes the issuance of an additional 214,286 shares of common stock as a result of the underwriter’s exercise of their over-allotment option, at a price to the public of $17.50 per share. FBR Capital Markets & Co. acted as the underwriter for the offering.

The net proceeds to LCNB after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $26.9 million. LCNB intends to use the net proceeds from the offering to fund the acquisition of Eaton National Bank & Trust Co. and the remainder of the net proceeds for general corporate purposes.

A shelf registration statement relating to the public offering of the shares of voting common stock was filed previously with the Securities and Exchange Commission (“SEC”) and is effective. A final prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. Copies of the prospectus and related prospectus supplement also may be obtained from FBR Capital Markets & Co., Prospectus Department, 1001 19th Street North, Arlington, VA 22209, (703) 312-9726 or prospectuses@fbr.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of LCNB, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), LCNB is engaged in the commercial banking business. The Bank was founded in 1877. The Bank operates from its main office and 30 branch offices (as well as 37 ATMs) in Montgomery, Warren, Butler, Clinton, Clermont, Hamilton, Fayette, and Ross Counties, Ohio, which are among the most appealing areas from a demographic standpoint in Ohio. Additional information on LCNB may be found on its website: www.lcnb.com.

Safe Harbor Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including, but not limited to: changes in external competitive market factors that might impact results of operations; legislative or regulatory changes or actions; costs and effects of regulatory and legal developments; changes in business strategy or an inability to execute strategy due to the occurrence of unanticipated events; our ability to identify potential candidates for, obtain regulatory approval of, and consummate, acquisition or investment transactions; local, regional and national economic conditions and events; changes in the financial performance and/or condition of our borrowers; changes in the level of non-performing and classified assets and charge-offs; changes in estimates of loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in our capital structure resulting from future capital offerings or acquisitions; inflation, interest rate, securities market and monetary fluctuations; our ability to grow, increase market share and control expenses and maintain sufficient liquidity; volatility in the credit and equity markets and its effect on the general economy; our ability to integrate First Capital, Eaton National Bank and Trust and future acquisition targets; our ability to receive timely regulatory approval for the acquisition of Eaton National Bank and Trust; and material differences in the actual financial results of merger and acquisition activities compared with expectations.
These forward-looking statements are subject to significant uncertainties and contingencies, many of which are beyond our control. Although the expectations reflected in the forward-looking statements are currently believed to be reasonable, future results, levels of activity, performance or achievements cannot be guaranteed. Accordingly, there can be no assurance that actual results will meet expectations or will not be materially lower than the results contemplated.